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                                                                    Exhibit 16.1


                     [McGLADREY & PULLEN, LLP LETTERHEAD]








Securities and Exchange Commission
Washington, D.C. 20549


Gentlemen:

We were previously the independent accountants for McLeod, Inc., and on January 31, 1997 we reported on the consolidated financial statements of McLeod, Inc. and subsidiaries as of and for the three years ended December 31, 1996. On March 27, 1997, we were dismissed as independent accountants of McLeod, Inc. We have read McLeod, Inc.'s statements included in the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission on May 21, 1997, and we agree with such statements.


                                             /s/ McGLADREY & PULLEN, LLP

                                             McGLADREY & PULLEN, LLP


Cedar Rapids, Iowa
May 20, 1997